UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2010
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	74-1335253
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2010, the Company released a press release announcing that an arbitration panel of the Financial Industry Regulatory Authority (“FINRA”), in a full and final resolution of the issues submitted for determination, ruled that Credit Suisse Securities (USA) LLC ("Credit Suisse") was liable to Luby’s, and ordered Credit Suisse to buy back auction rate securities bought through Credit Suisse at par and to pay interest on them at the par purchase price of the auction rate securities at the rate of 6% per annum from and including May 29, 2010 through and including the date the award is paid in full.  A copy of that release is attached as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Luby’s Press release dated May 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC. (Registrant)

Date:	May 27, 2010	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Luby’s Press Release dated May 27, 2010